Exhibit 99.1

News Release

For immediate release:

Contact:	(Investors)	(Media)
	Jerry Richards	Anna Torma
	509.835.1521	509.835.1558

PotlatchDeltic Corporation Reports Fourth Quarter and Full Year 2018 Results

SPOKANE, Wash., February 4, 2019 (GLOBE NEWSWIRE) – PotlatchDeltic Corporation (Nasdaq:PCH) today reported net income of $1.8 million, or $0.03 per diluted share, on revenues of $217.3 million for the quarter ended December 31, 2018. Excluding after-tax special items consisting of Deltic merger-related costs, adjusted net income was $2.7 million, or $0.04 per diluted share for the fourth quarter of 2018. Net income was $11.6 million, or $0.28 per diluted share, on revenues of $175.2 million in the quarter ended December 31, 2017. Excluding after-tax special items, consisting primarily of a charge related to tax legislation and Deltic merger-related costs, adjusted net income was $25.7 million, or $0.62 per diluted share for the fourth quarter of 2017.

Net income for the full year 2018 was $122.9 million, or $1.99 per diluted share, on revenues of $974.6 million. Excluding after-tax special items, consisting primarily of a tax benefit related to contributions made to our qualified pension plans, and Deltic merger-related costs, adjusted net income was $141.4 million, or $2.28 per diluted share for 2018. Net income was $86.5 million, or $2.10 per diluted share for the full year 2017. Excluding after-tax special items, consisting primarily of a charge related to tax legislation, Deltic merger-related costs and environmental charges for Avery Landing, adjusted net income was $103.6 million, or $2.51 per diluted share for 2017.

Highlights

•	Generated $297 million of Adjusted EBITDDA in 2018
•	Completed $222 million Deltic earnings and profits special distribution in Q4 2018, consisting of $44.4 million of cash and 4.8 million shares
•	Increased regular, quarterly dividend payout 7.7% effective Q4 2018
•	Announced agreement to sell the legacy Deltic MDF facility for $92 million; transaction scheduled to close later this month
•	Refinanced $150 million of 7.5% debt last week, reducing annual interest expense run rate over $5 million

“2018 was a very successful year by every measure,” said Mike Covey, chairman and chief executive officer. “We grew meaningfully by merging with Deltic Timber Corporation early in the year, generated $297 million of Adjusted EBITDDA and returned $147 million of cash to shareholders.  These accomplishments are a tribute to the hard work and dedication of our employees,” stated Mr. Covey.

Financial Highlights

($ in millions, except per share data - unaudited)	Q4 2018	Q3 2018	Q4 2017
Revenues	$217.3	$289.2	$175.2
Net income	$1.8	$60.4	$11.6
Weighted average shares outstanding, diluted (in thousands)	68,110	64,722	41,301
Net income per diluted share	$0.03	$0.93	$0.28

Adjusted net income	$2.7	$56.3	$25.7
Adjusted net income per diluted share	$0.04	$0.87	$0.62

Adjusted EBITDDA	$36.4	$101.8	$50.5
Distributions per share	$3.94	$0.40	$0.40
Net cash from operations	$30.5	$53.0	$33.3
Cash and cash equivalents	$76.6	$137.5	$120.5

Consolidated results include Deltic Timber beginning February 21, 2018. The financial statements included within this release do not include Deltic Timber’s financial results for any period prior to the merger date.

Business Performance: Q4 2018 vs. Q3 2018

Resource

Fourth Quarter 2018 Highlights

•	Northern harvest volumes declined seasonally
•	Northern sawlog prices decreased 32% driven by lower lumber index pricing
•	Southern harvest volumes were constrained by unseasonably wet weather
•	Southern sawlog prices decreased 8% due primarily to a lower mix of hardwood sawlogs
•	Log & haul costs decreased due to lower harvest volumes

($ in millions - unaudited)	Q4 2018	Q3 2018	$ Change
Segment Revenues	$74.5	$111.4	$(36.9)

Adjusted EBITDDA	$29.8	$58.7	$(28.9)

Wood Products

Fourth Quarter 2018 Highlights

•	Lumber price realizations declined 24%
•	Lumber shipments decreased 20 MMBF

($ in millions - unaudited)	Q4 2018	Q3 2018	$ Change
Segment Revenues	$148.5	$199.0	$(50.5)

Adjusted EBITDDA	$3.6	$46.5	$(42.9)

Real Estate

Fourth Quarter 2018 Highlights

•	Sold 2,566 acres of rural real estate at an average price of $2,449 per acre
•	Sold commercial land in the Chenal master plan community in Little Rock, AR for $4.5 million
•	Unseasonably wet weather delayed completion of lots expected to be sold Q4 2018

($ in millions - unaudited)	Q4 2018	Q3 2018	$ Change
Segment Revenues	$16.4	$11.2	$5.2

Adjusted EBITDDA	$12.6	$7.4	$5.2

Outlook

“As we look to 2019, we remain optimistic that lumber prices will continue a slow steady increase as the building season begins in earnest later in the first quarter.  We expect U.S. housing starts to be modestly higher this year while repair and remodel markets remain strong.  We plan to harvest just over 6 million tons in our Resource segment, ship 1.1 billion board feet of lumber and sell approximately 20,000 acres and 150 residential lots in our Real Estate segment in 2019,” concluded Mr. Covey.

Non-GAAP Measures

This press release includes certain non-GAAP financial measures, which management believes are useful to investors, securities analysts and other interested parties. These non-GAAP financial measures should be considered only as supplemental to, and not as superior to, financial measures prepared in accordance with GAAP.

Management uses Adjusted EBITDDA to evaluate the performance of the company. This is a non-GAAP measure that represents EBITDDA before certain items that impact comparison of the performance of our business either period-over-period or with other businesses.

Adjusted Net Income and Adjusted Net Income Per Diluted Share are non-GAAP measures that represent GAAP net income and GAAP net earnings per diluted share before certain items that impact the ability of investors, securities analysts and other interested parties to compare the performance of our business, either period-over-period or with other businesses.

Reconciliations to GAAP are set forth in the accompanying schedules.

Conference Call Information

A live conference call and webcast will be held Tuesday, February 5, 2019, at 9:00 a.m. Pacific Time (12:00 p.m. Eastern Time). Investors may access the webcast at www.potlatchdeltic.com by clicking on the Investor Resources link or by conference call at 1-877-823-6919 for U.S./Canada and 1-647-689-5576 for international callers. Participants will be asked to provide conference I.D. number 9649607. Supplemental materials that will be discussed during the call are available on the website.

A replay of the conference call will be available two hours following the call until February 12, 2019 by calling

1-800-585-8367 for U.S./Canada or 1-416-621-4642 for international callers. Callers must enter conference I.D. number 9649607 to access the replay.

About PotlatchDeltic

PotlatchDeltic (NASDAQ:PCH) is a leading Real Estate Investment Trust (REIT) that owns nearly 2 million acres of timberlands in Alabama, Arkansas, Idaho, Louisiana, Minnesota and Mississippi. Through its taxable REIT subsidiary, the company also operates six sawmills, an industrial-grade plywood mill, a medium density fiberboard plant, a residential and commercial real estate development business and a rural timberland sales program. PotlatchDeltic, a leader in sustainable forest practices, is dedicated to long-term stewardship and sustainable management of its timber resources. More information can be found at www.potlatchdeltic.com.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Litigation Reform Act of 1995 as amended, including without limitation, our expectations regarding the U.S. housing market; strong repair and remodel market; lumber demand and pricing; 2019 lumber shipments; Northern and Southern log and pulpwood sales and pricing; 2019 timber harvest; real estate sales and cost basis; the direction of our business markets; business conditions; the closing of the sale of our MDF business to Roseburg Forest Products, estimated proceeds of sale and expected cash balance after closing of the sale; the reduction of interest expense as a result of Farm Credit patronage; 2019 capital expenditures; 2019 interest expense per quarter; 2019 corporate expense; 2019 income tax; dividend payout ratio; and similar matters. You should carefully read forward-looking statements, including statements that contain these words, because they discuss the future expectations or state other “forward-looking” information about PotlatchDeltic. A number of important factors could cause actual results or events to differ materially from those indicated by such forward-looking statements, many of which are beyond PotlatchDeltic’s control, including the U.S. housing market; changes in timberland values; changes in timber harvest levels on the company's lands; changes in timber prices; changes in policy regarding governmental timber sales; availability of logging contractors and shipping capacity; changes in the United States and international economies; changes in interest rates; changes in the level of construction activity; changes in Asia demand; changes in tariffs, quotas and trade agreements involving wood products; currency fluctuation; changes in demand for our products; changes in production and production capacity in the forest products industry; competitive pricing pressures for our products; unanticipated manufacturing disruptions; changes in general and industry-specific environmental laws and regulations; unforeseen environmental liabilities or expenditures; weather conditions; restrictions on harvesting due to fire danger; changes in raw material, fuel and other costs; share price; the successful execution of the company’s strategic plans; the company’s ability to meet expectations; the company’s ability to complete the sale of the MDF business to Roseburg Forest Products or to satisfy the conditions to the closing of the transaction; and the other factors described in PotlatchDeltic’s Annual Report on Form 10-K and in the company’s other filings with the SEC. PotlatchDeltic assumes no obligation to update the information in this communication, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements, all of which speak only as of the date hereof.

PotlatchDeltic Corporation

Condensed Consolidated Statements of Income

Unaudited

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
(Dollars in thousands, except per share amount)	2018	2018	2017	2018	2017
Revenues	$217,250	$289,199	$175,244	$974,579	$678,595
Costs and expenses:
Cost of goods sold	192,000	195,584	120,812	707,645	469,393
Selling, general and administrative expenses	14,412	14,901	12,309	59,861	49,996
Environmental charges for Avery Landing	—	—	—	—	4,978
Deltic merger-related costs	874	972	3,382	22,119	3,409
Loss (gain) on lumber price swap	—	—	97	—	(1,088)
	207,286	211,457	136,600	789,625	526,688
Operating income	9,964	77,742	38,644	184,954	151,907
Interest expense, net	(10,102)	(10,109)	(7,395)	(35,227)	(27,049)
Non-operating pension and other postretirement costs[1]	(1,941)	(1,942)	(1,596)	(7,648)	(6,384)
Income (loss) before income taxes	(2,079)	65,691	29,653	142,079	118,474
Income tax (provision) benefit	3,878	(5,355)	(18,065)	(19,199)	(32,021)
Net income	$1,799	$60,336	$11,588	$122,880	$86,453

Net income per share:
Basic	$0.03	$0.96	$0.28	$2.03	$2.12
Diluted	$0.03	$0.93	$0.28	$1.99	$2.10
Regular dividends per share	$0.40	$0.40	$0.40	$1.60	$1.525
Special distribution per share[2]	$3.54	$—	$—	$3.54	$—
Weighted-average shares outstanding (in thousands):
Basic	65,486	62,986	40,839	60,534	40,824
Diluted	68,110	64,722	41,301	61,814	41,227
[1]

We adopted ASU No. 2017-07, Compensation – Retirement Benefits (Topic 715), Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost, retrospectively on January 1, 2018 and have reclassified non-service costs from operating expenses to non-operating costs. There was no change to income (loss) before income taxes.

[2]	Deltic earnings and profit special distribution of $222 million, paid on November 15, 2018.

PotlatchDeltic Corporation

Condensed Consolidated Balance Sheets

Unaudited

	At December 31,
	2018	2017
ASSETS
Current assets:
Cash and cash equivalents	$76,639	$120,457
Customer receivables, net	21,405	11,240
Inventories, net	60,805	50,132
Other current assets	22,675	11,478
Assets held for sale	80,674	—
Total current assets	262,198	193,307
Property, plant and equipment, net	272,193	77,229
Investment in real estate held for development and sale	79,537	—
Timber and timberlands, net	1,673,573	654,476
Deferred tax assets, net	—	19,796
Intangible assets, net	17,828	—
Other long-term assets	21,281	8,271
Total assets	$2,326,610	$953,079

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$60,993	$55,201
Current portion of long-term debt	39,973	14,263
Current portion of pension and other postretirement employee benefits	5,997	5,334
Liabilities held for sale	29,321	—
Total current liabilities	136,284	74,798
Long-term debt	715,391	559,056
Pension and other postretirement employee benefits	110,659	103,524
Deferred tax liabilities, net	32,767	—
Other long-term obligations	16,730	15,159
Total liabilities	1,011,831	752,537
Commitments and contingencies
Stockholders’ equity:
Common stock, $1 par value	67,570	40,612
Additional paid-in capital	1,659,031	359,144
Accumulated deficit[1]	(282,391)	(104,363)
Accumulated other comprehensive loss	(129,431)	(94,851)
Total stockholders’ equity	1,314,779	200,542
Total liabilities and stockholders' equity	$2,326,610	$953,079
[1]

A special distribution of $222 million was paid on November 15, 2018.  The special distribution represents the accumulated earnings and profits of Deltic Timber Corporation as of February 20, 2018, the date Deltic merged into a wholly-owned subsidiary of PotlatchDeltic.  $44.4 million of the special distribution was paid in cash, while the remaining balance was paid in shares of PotlatchDeltic’s common stock.

PotlatchDeltic Corporation

Condensed Consolidated Statements of Cash Flows

Unaudited

	Three Months Ended			Year Ended
	December 31, 2018	September 30, 2018	December 31, 2017	December 31, 2018	December 31, 2017
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$1,799	$60,336	$11,588	$122,880	$86,453
Adjustments to reconcile net income to net cash from operating activities:
Depreciation, depletion and amortization	19,476	19,445	8,004	73,161	29,912
Basis of real estate sold	6,025	4,248	476	16,698	6,827
Change in deferred taxes	(1,718)	11,081	16,289	12,161	15,364
Employee benefit plans	4,222	4,222	3,288	16,443	13,151
Equity-based compensation expense	1,688	1,629	1,186	8,206	4,722
Other, net	—	(549)	(405)	(1,221)	(1,872)
Change in:
Receivables, net	17,893	4,301	9,779	2,822	3,602
Inventories, net	5,595	(9,215)	2,690	273	2,490
Other assets	(5,739)	(1,484)	(15,751)	(3,996)	(15)
Accounts payable and accrued liabilities	(12,992)	4,573	(11,884)	(5,212)	11,591
Other liabilities	(3,756)	(158)	8,054	(6,173)	(4,291)
Real estate development expenditures	(1,968)	(1,416)	—	(5,049)	—
Funding of qualified pension plans	—	(44,000)	—	(52,099)	(5,275)
Net cash from operating activities	30,525	53,013	33,314	178,894	162,659

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property, plant and equipment	(11,384)	(7,123)	(3,410)	(29,880)	(12,855)
Timberlands reforestation and roads	(4,914)	(5,345)	(3,631)	(17,378)	(15,207)
Acquisition of timber and timberlands	(4,712)	(3)	(9)	(4,877)	(22,043)
Cash and cash equivalents acquired in merger	—	—	—	3,419	—
Transfer from company owned life insurance (COLI)	226	378	287	1,796	1,278
Transfer to COLI	(114)	(227)	(169)	(1,027)	(1,324)
Other, net	41	(27)	73	38	131
Net cash from investing activities	(20,857)	(12,347)	(6,859)	(47,909)	(50,020)

CASH FLOWS FROM FINANCING ACTIVITIES
Distributions to common stockholders	(71,462)	(25,102)	(16,245)	(146,768)	(61,931)
Proceeds from Potlatch revolving line of credit	—	—	—	100,000	—
Repayment of Potlatch revolving line of credit	—	—	—	(100,000)	—
Repayment of Deltic revolving line of credit	—	—	—	(106,000)	—
Proceeds from issue of long-term debt	—	—	—	100,000	—
Repayment of long-term debt	—	—	(6,000)	(14,250)	(11,000)
Other, net	(8)	(40)	(556)	(4,983)	(1,835)
Net cash from financing activities	(71,470)	(25,142)	(22,801)	(172,001)	(74,766)
Change in cash and cash equivalents	(61,802)	15,524	3,654	(41,016)	37,873
Cash and cash equivalents at beginning of period	141,243	125,719	116,803	120,457	82,584
Cash and cash equivalents at end of period[1]	$79,441	$141,243	$120,457	$79,441	$120,457

1

Amounts included in restricted cash represent proceeds held by a qualified intermediary that are intended to be reinvested in timber and timberlands. Restricted cash for the periods noted above were $2.8 million as of December 31, 2018, $3.7 million as of September 30, 2018 and $0 as of December 31, 2017.

PotlatchDeltic Corporation

Segment Information

Unaudited

	Three months ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
(Dollars in thousands)	2018	2018	2017	2018	2017
Revenues
Resource	$74,512	$111,421	$75,802	$354,950	$278,199
Wood Products	148,506	199,025	114,549	680,931	441,157
Real Estate	16,347	11,233	4,733	54,566	30,655
	239,365	321,679	195,084	1,090,447	750,011
Intersegment Resource revenues	(22,115)	(32,480)	(19,840)	(115,868)	(71,416)
Consolidated revenues	$217,250	$289,199	$175,244	$974,579	$678,595

Adjusted EBITDDA[1]
Resource	$29,766	$58,680	$35,507	$169,834	$126,707
Wood Products	3,621	46,446	21,964	130,583	80,624
Real Estate	12,535	7,467	3,387	40,304	25,720
Corporate	(8,816)	(8,989)	(8,493)	(37,785)	(34,302)
Eliminations and adjustments	(663)	(1,794)	(1,840)	(5,743)	(2,992)
Total Adjusted EBITDDA	36,443	101,810	50,525	297,193	195,757
Basis of real estate sold	(6,025)	(4,248)	(476)	(16,698)	(6,827)
Depreciation, depletion and amortization	(18,866)	(18,836)	(7,636)	(70,848)	(28,432)
Interest expense, net	(10,102)	(10,109)	(7,395)	(35,227)	(27,049)
Non-operating pension and other postretirement employee benefits	(1,941)	(1,942)	(1,596)	(7,648)	(6,384)
(Loss) on fixed assets	(714)	(12)	(188)	(725)	(204)
Lumber price swap[2]	—	—	(199)	—	—
Inventory purchase price adjustment in cost of goods sold	—	—	—	(1,849)	—
Environmental charges for Avery Landing	—	—	—	—	(4,978)
Deltic merger-related costs	(874)	(972)	(3,382)	(22,119)	(3,409)
Income (loss) before income taxes	$(2,079)	$65,691	$29,653	$142,079	$118,474

Depreciation, depletion and amortization
Resource	$12,227	$12,730	$5,611	$48,201	$20,476
Wood Products	6,166	5,827	1,860	21,416	7,347
Real Estate	220	81	1	418	2
Corporate	253	198	164	813	607
	18,866	18,836	7,636	70,848	28,432
Bond discounts and deferred loan fees[3]	610	609	368	2,313	1,480
Total depreciation, depletion and amortization	$19,476	$19,445	$8,004	$73,161	$29,912

Basis of real estate sold
Real Estate	$6,068	$4,267	$640	$16,954	$7,114
Eliminations and adjustments	(43)	(19)	(164)	(256)	(287)
Total basis of real estate sold	$6,025	$4,248	$476	$16,698	$6,827

[1]	Management uses adjusted EBITDDA to evaluate company and segment performance. See the reconciliation of consolidated Adjusted EBITDDA on page 9, Reconciliations.
[2]	For Q4 2017, loss includes change in unrealized (gain) loss and $0.1 million in cash settlements. For full year 2017, total cash settlements totaled $1.1 million.
[3]	Bond discounts and deferred loan fees are included in interest expense, net in the Consolidated Statements of Income.

PotlatchDeltic Corporation

Reconciliations

Unaudited

	Three months ended			Year ended
	December 31,	September 30,	December 31,	December 31,
(Dollars in thousands)	2018	2018	2017	2018	2017
Adjusted EBITDDA
Net income (GAAP)	$1,799	$60,336	$11,588	$122,880	$86,453
Interest, net	10,102	10,109	7,395	35,227	27,049
Income tax provision (benefit)	(3,878)	5,355	18,065	19,199	32,021
Depreciation, depletion and amortization	18,866	18,836	7,636	70,848	28,432
Basis of real estate sold	6,025	4,248	476	16,698	6,827
Non-operating pension and other postretirement benefit costs	1,941	1,942	1,596	7,648	6,384
Deltic merger-related costs	874	972	3,382	22,119	3,409
Inventory purchase price adjustment in cost of goods sold	—	—	—	1,849	—
Lumber price swap[1]	—	—	199	—	—
Environmental charge for Avery Landing	—	—	—	—	4,978
Loss on fixed assets	714	12	188	725	204
Adjusted EBITDDA	$36,443	$101,810	$50,525	$297,193	$195,757

Adjusted net income
Net income (GAAP)	$1,799	$60,336	$11,588	$122,880	$86,453
Special items:
Deltic merger-related costs, after tax	874	972	3,382	22,119	3,409
Inventory purchase price adjustment in cost of goods sold, after tax	—	—	—	1,368	—
Tax adjustments[2]	—	(5,015)	10,669	(5,015)	10,669
Environmental charge for Avery Landing, after tax	—	—	—	—	3,037
Lumber price swap, after tax[1]	—	—	147	—	—
Adjusted net income	$2,673	$56,293	$25,786	$141,352	$103,568

Adjusted net income per share
Net income per diluted share (GAAP)	$0.03	$0.93	$0.28	$1.99	$2.10
Special items:
Deltic merger-related costs, after tax	0.01	0.02	0.08	0.36	0.08
Inventory purchase price adjustment in cost of goods sold, after tax	—	—	—	0.02	—
Tax adjustments[2]	—	(0.08)	0.26	(0.09)	0.26
Environmental charge for Avery Landing, after tax	—	—	—	—	0.07
Lumber price swap, after tax	—	—	—	—	—
Adjusted net income per diluted share	$0.04	$0.87	$0.62	$2.28	$2.51

[1]	Adjustment includes change in unrealized (gain) loss and $0.1 million in cash settlements.
[2]

During the third quarter 2018, we recorded a tax benefit primarily related to deducting contributions to our qualified pension plans at the higher 2017 income tax rate. Due to tax reform in December 2017, we recorded a tax charge of $10.7 million related to net deferred tax assets.